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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement of Teletrac Holdings, Inc. on Form S-4 (File No. 333-35021) of our report dated February 3, 1995, except for Note 11, as to which the date is September 8, 1995, on our audit of the financial statements of AirTouch Teletrac General Partnership as of and for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".

                           /s/ Coopers & Lybrand LLC


Newport Beach, California
October 31, 1997